Exhibit 10.24

FORTUNE BRANDS, INC.

2007 LONG-TERM INCENTIVE PLAN

FORM OF AMENDMENT TO

FEBRUARY 2009, JULY 2009 AND FEBRUARY 2010

PERFORMANCE STOCK AWARDS

TERMS AND CONDITIONS

This Amendment (the “Amendment”) is made and entered into by and between Fortune Brands, Inc., a Delaware corporation (“Fortune”), and [—] (the “Executive”), as an amendment to the terms and conditions of the February 2009, July 2009 and February 2010 performance stock awards (the “Awards”) under the Fortune Brands, Inc. 2007 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company and Executive desire to amend the Awards to clarify the meaning of specific provisions and ensure compliance with Section 409A of the Code; and

WHEREAS, the Plan provides that the Awards may be amended by the Company with the Participant’s consent.

NOW, THEREFORE, BE IT RESOLVED, that the Awards be, and they hereby are, amended, effective as of February 23, 2009 (for the February 2009 Award), July 1, 2009 (for the July 2009 Award) and February 22, 2010 (for the February 2010 Award), respectively, as follows:

1. Section 12 of each of the Awards is hereby amended (i) to delete the phrase “on the date your employment is so terminated” as it appears therein and (ii) to add the following sentence after the first sentence thereof:

Such payment shall be made within 30 days after the date your employment terminates; provided that if (A) the applicable Change in Control is not a “change in control event,” within the meaning of Treasury regulations issued under Section 409A of the Code, or (B) your termination of employment occurs more than two years after the date of the Change in Control, then such payment instead shall be made within 2 1/2 months after the end of the performance period.

2. Section 13 of each of the Awards is hereby amended in its entirety to read as follows:

13. Divestiture; Termination of Plan. In the event that your principal employer is a subsidiary of Fortune that ceases to be a subsidiary of Fortune, then the Award shall become nonforfeitable as of the date on which your principal employer ceases to be a subsidiary of Fortune (the “Divestiture Date”) and shall be paid out (x) as if the performance period hereunder had been completed or satisfied and as if the performance goals for the Company for that performance period were sufficient to enable a payment to you pursuant to paragraph 1(c) of the number of shares that is equal to target performance award set forth herein with respect to the performance period, but (y) pro-rated for the portion of the performance period that elapsed prior to the Divestiture Date, all as determined by the Committee. Such payment shall be made within 30 days after the Divestiture Date; provided that if the applicable divestiture is not a “change in control event,” within the meaning of Treasury regulations issued under Section 409A of the Code, such payment instead shall be made within 2 1/2 months after the end of the performance period. In addition, you will be entitled to receive payment pursuant to paragraph 3 of any Dividend Equivalents that would have been declared, in respect of the shares you receive, during the performance period and prior to the payment date, but will not be entitled to be credited with or to receive any other Dividend Equivalents.

3. Each of the Awards is hereby amended to add the following new provision at the end thereof, to read as follows:

Section 409A. This agreement and the Award are intended to comply with the requirements of Section 409A of the Code and shall be interpreted and construed consistently with such intent. In the event the terms of this agreement would subject you to taxes or penalties under Section 409A of the Code (“409A Penalties”), you and the Company shall cooperate diligently to amend the terms of this agreement to avoid such 409A Penalties, to the extent possible. To the extent any amounts under this agreement are payable by reference to your “termination of employment,” such term shall be deemed to refer to your “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this agreement, if you are a “specified employee,” as defined in Section 409A of the Code, as of the date of your separation from service, then to the extent any amount payable to you (i) is payable upon your separation from service and (ii) under the terms of this agreement would be payable prior to the six-month anniversary of your separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of your separation from service and (b) the date of your death.

IN WITNESS WHEREOF, Fortune has caused this Amendment to be signed by its duly authorized representative and Executive has signed this Amendment as of the dates set forth below.

FORTUNE BRANDS, INC.

By:
Name:
Title:

Date:		, 2010

[—]

Date:		, 2010